UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 27, 2019

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9002 Technology Lane, Fishers Indiana, 46038
(Address of principal executive offices)

(317) 855-9926
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 27, 2019, American Resources Corporation (or the “Company”) closed on the acquisition of certain assets offered for sale through the bankruptcy proceedings of Cambrian Holding Company, Inc. (“Cambrian”). Under the transaction, American Resources has acquire the majority of assets and operations of Perry County Coal LLC, a Kentucky limited liability company and operating subsidiary of Cambrian, as well as its affiliates, Bear Branch Coal LLC, a Kentucky limited liability company, Ray Coal LLC, a Kentucky limited liability company, and Whitaker Coal LLC, a Kentucky limited liability company (each a “Seller” and collectively, “Sellers”),

The purchase of these assets were governed by the United States Bankruptcy Court for the Eastern District of Kentucky (the “Bankruptcy Court”) in the chapter 11 bankruptcy cases of the Sellers, Case No. 19-51200(GRS), by entry of an order in form and substance acceptable to Sellers and Buyer (the “Sale Order) and was a Court-supervised process under Section 363 of the U.S. Bankruptcy Code. Under the agreement of the Sale Order, each Seller has, transferred, assigned, conveyed and delivered to American Resources Corporation, effective as of the Closing, all assets, rights, titles, permits, leases, contracts and interests of such Seller free and clear of all liens, claims, interests and encumbrances, to the fullest extent permitted by the Bankruptcy Court. In consideration for the purchased assets, the Buyer will assume the Assumed Liabilities as described in Exhibit 99.1, attached hereto and filed herewith, including the payment of all cure costs. Additionally, the Buyer will assume all liabilities relating to the transferred permits and the associated reclamation and post-mining liabilities of the purchased assets totaling $9,614,000. The Buyer will also pay Sellers the amount of $1.00.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
99.1	General Assignment and Assumption Agreement and Bill of Sale

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: October 3, 2019	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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